Exhibit 1.1

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Up to $737,500,000  in Shares of Common Stock

FORM OF DEALER MANAGER AGREEMENT

June     , 2011

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

Ladies and Gentlemen:

Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), is registering for public sale a maximum of 75,000,000 shares of its common stock, $0.0001 par value per share (the “Shares” or the “Stock”) to be issued and sold (the “Offering”) for an aggregate purchase price of $737,500,000  (50,000,000 Shares to be offered to the public for $10.00 per Share and 25,000,000 Shares to be offered pursuant to the Company’s distribution reinvestment plan for a maximum of $9.50 per Share, in each case subject to the Company’s right to reallocate such Share amounts as described in the Prospectus (as defined below) and subject to discounts as described in the Prospectus); provided, however, that no offers or sales shall be made in connection with the Offering until 8:00 am (CST) on July    , 2011.  There shall be a minimum initial purchase by any one person of 200 Shares ($2,000) (except in New York where the minimum initial purchase is 250 Shares ($2,500) or as otherwise indicated in the Prospectus or in any letter or memorandum from the Company to Behringer Securities LP (the “Dealer Manager”)).  In connection therewith, the Company hereby agrees with you, the Dealer Manager, as follows:

1.             Representations and Warranties of the Company

The Company represents and warrants to the Dealer Manager and each dealer with whom the Dealer Manager has entered into or will enter into a Selected Dealer Agreement (the “Selected Dealer Agreement”) in the form attached to this Dealer Manager Agreement (the “Agreement” or this “Agreement”) as Exhibit A (said dealers being hereinafter called the “Dealers”) that:

1.1           A registration statement with respect to the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, covering the Shares.  Such registration statement, which includes a preliminary prospectus, was initially filed with the SEC on or about September 13, 2010.  Copies of such registration statement and each amendment thereto have been or will be delivered to the Dealer Manager.  The registration statement, as amended, and the prospectus contained therein, as amended or supplemented, on file with the SEC at the effective date of the registration statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), and any registration statement filed under Rule 462(b) of the Rules and Regulations, are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Registration Statement is amended by a post-effective amendment, the term “Registration Statement” shall, from and after the declaration of effectiveness of such post-effective amendment, refer to the Registration Statement as so amended and the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company pursuant to Rule 424(b) or 424(c) of the Rules and Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment shall become effective, the term

“Prospectus” shall refer to the Prospectus filed pursuant to either of such Rules and Regulations from and after the date on which it shall have been filed with the SEC.  Further, if a separate prospectus is filed and becomes effective with respect solely to the Company’s distribution reinvestment plan (a “DRIP Prospectus”), the term “Prospectus” shall refer to such DRIP Prospectus from and after the declaration of effectiveness of such DRIP Prospectus.  Terms not defined herein shall have the same meaning as in the Prospectus.

1.2           The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

1.3           On the effective date of the Registration Statement, on the date of the Prospectus, and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and Prospectus, as applicable, complied or will comply with the Securities Act and the Rules and Regulations and do not and will not contain any untrue statements of material facts or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by or through the Dealer Manager or by any Dealer in writing to the Company specifically for inclusion therein.

1.4           The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or applicable state securities laws, or by the Financial Industry Regulatory Authority, Inc. ( “FINRA”).

1.6           No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.7           There are no actions, suits or proceedings pending or to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that will have a material adverse effect on the business or property of the Company.

1.8           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company do not and will not conflict with or constitute a default under any charter, bylaw, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.9           The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.10         At the time of the issuance of the Shares, the Shares will have been duly authorized and validly issued, and upon payment therefor, will be fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.             Covenants of the Company

The Company covenants and agrees with the Dealer Manager that:

2.1           It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request.  It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended prospectus; (b) this Agreement; and (c) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies).

2.2           It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required.  The Company will furnish to the Dealer Manager a copy of such papers filed by the Company in connection with any such qualification.

2.3           It will: (a) if not effective upon the date hereof, use its best efforts to cause the Registration Statement to become effective; (b) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (c) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (d) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will use its best efforts to obtain the lifting of such order at the earliest possible time.

2.4           If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission.  The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

2.5           It will, subject to any arrangement regarding organization and offering expenses provided in the Company’s advisory management agreement with its external advisor, Behringer Harvard Opportunity Advisors II, LLC, pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by FINRA, (e) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any blue sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of the Prospectus in preliminary or final form, including any amendments and supplements thereto, (g) the fees and expenses of any registrar or transfer agent in connection with the Shares and (h) the costs and expenses of the Company relating to the preparation and printing of any sales materials approved for use by the Company and all appropriate regulatory agencies and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

3.             Obligations and Compensation of Dealer Manager

3.1           The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash up to a maximum of $737,500,000  in Shares directly or through Dealers, all of whom shall be members of FINRA or registered investment advisors who are paid no commission or as otherwise described in the Prospectus.  The Dealer Manager may also sell Shares for cash directly to its own clients and customers at the public offering price and subject to the terms and conditions stated in the Prospectus.  The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions.  The Dealer Manager represents to the Company that (a) it is a member of FINRA; (b) it and its employees and representatives have all required licenses and registrations to act under this Agreement; and (c) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 or will require that its Dealers establish such programs, reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares of the Company.

3.2           Promptly after the effective date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.  The Dealer Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3           Except as provided in the “Plan of Distribution” Section of the Prospectus, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions as set forth in the “Plan of Distribution” Section of the Prospectus plus a dealer manager fee as set forth in the “Plan of Distribution” Section of the Prospectus.  The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company, provided that the Company’s reimbursement payments shall not cause (i) total underwriting compensation to exceed 10% of gross proceeds from the Offering (excluding proceeds from the offering of Shares pursuant to the Company’s distribution reinvestment plan), or (ii) total organization and offering expenses to exceed 15% of gross proceeds from the Offering. In accordance with FINRA Rule 2310, the Company shall also reimburse the Dealer Manager for bona fide invoiced due diligence expenses of the Dealers and non-participating broker-dealers, subject to the cap on organization and offering expenses described above.

Notwithstanding the foregoing, no commissions, payments or amount whatsoever will be paid to the Dealer Manager under this Section 3.3 unless or until subscriptions for the purchase of Shares have been accepted by the Company.  The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers.  Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.   The Company will not pay selling commissions or a dealer manager fee for shares sold under the distribution reinvestment plan as set forth in the “Plan of Distribution” Section of the Prospectus.

3.4           The Dealer Manager represents and warrants to the Company, each owner, director, officer and employee of the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.5           The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus (as it may be supplemented or amended from time-to-time) and such sales literature and advertising as shall have been previously approved in writing by the Company.

3.6           The Dealer Manager and the Dealers shall cause Shares to be offered and sold only in such jurisdictions where the Dealer Manager and the respective Dealer are licensed to do so.  In addition, the Dealer Manager shall cause Shares to be offered and sold only in those jurisdictions specified in writing by the Company where the offering and sale of its Shares have been authorized by appropriate regulatory authorities and such list of jurisdictions shall be updated by the Company as additional states are added.  No Shares shall be offered or sold for the account of the Company in any other jurisdiction.

4.             Indemnification

4.1           The Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities, joint or several, to which such Dealers or Dealer Manager, their officers and directors, or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereto or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus or any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Dealer or Dealer Manager, its officers and each such controlling person for any legal or other expenses reasonably incurred by such Dealer or Dealer Manager, its officers and directors, or such controlling person in connection with investigating or defending such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company or Dealer Manager by or on behalf of any Dealer or Dealer Manager specifically for use with reference to such Dealer or Dealer Manager in the preparation of the Registration Statement or any such post-effective amendment thereof, any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto; and further provided that the Company will not be liable in any such case if it is determined that such Dealer or Dealer Manager was at fault in connection with the loss, claim, damage, liability or action.  Notwithstanding the foregoing, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions of its charter or Section II.G. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as adopted on May 7, 2007, and in effect on the date of this Agreement (the “NASAA REIT Guidelines”).  In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)                                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)                                 such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)                                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2           The Dealer Manager will indemnify and hold harmless the Company and its officers, directors (including any person named in the Registration Statement with his consent to become a director) and each person or firm which has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration

Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer Manager, or use of “For Broker-Dealer Use Only” materials with members of the public in the offer and sale of the Shares, or (e) any failure to comply with applicable laws governing privacy issues, money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the Office of Foreign Assets Control (“OFAC”) at the U.S. Department of the Treasury, and will reimburse the aforesaid parties in connection with investigation or defending such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

4.3           Each Dealer severally will indemnify and hold harmless the Company, Dealer Manager and each of their officers and directors (including any persons named in any of the Registration Statements with his consent to become a director), each person who has signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, any such director or officer, or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or (ii) in any Blue Sky Application, or (b) the omission or alleged omission to state in the Registration Statement (including the Prospectus as a part thereof) or any post-effective amendment thereof or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, if used prior to the effective date of the Registration Statement, or in the Prospectus, or in any amendment or supplement to the Prospectus or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereof or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment thereof or supplement thereto, or (d) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer or Dealer’s representatives or agents in violation of Section VII of the Selected Dealer Agreement or otherwise, or (e) any failure to comply with applicable laws governing privacy issues, money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules, the USA PATRIOT Act of 2001 and the regulations and programs administered by the OFAC at the U.S. Department of the Treasury, and will reimburse the Company and the Dealer Manager and any such directors or officers, or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which such Dealer may otherwise have.

4.4           Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof and the omission so to notify the indemnifying party will relieve such indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 4.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

4.5           The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions for which indemnification is sought pursuant to this Section 4; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6           The indemnity agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement.  A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 4.

5.             Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any payment for the Shares.

6.             Applicable Law; Jurisdiction; Venue

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Texas; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 6.  Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of Texas. Venue for any action brought hereunder shall lie exclusively in Dallas, Texas.

7.             Counterparts

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

8.             Successors and Amendment

8.1           This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.  This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

8.2           This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

9.             Term

This Agreement may be terminated by either party (a) immediately upon notice to the other party in the event that the other party shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed during the term of this Agreement or if any of the representations, warranties, covenants or agreements of such party contained herein shall not have been materially complied with or satisfied within the times specified or (b) by either party on 60 days’ written notice.

In any case, this Agreement shall expire at the close of business on the effective date that the Offering is terminated.  The provisions of Section 4 hereof shall survive such termination.  In addition, the Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds in its possession which were received from investors for the sale of Shares into the appropriate account as designated by the Company; and (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.  Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all commissions to which the Dealer Manager is or becomes entitled under Section 3 at such time as such commissions become payable.

10.           Confirmation

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company.  To the extent practicable and permitted by law, all such confirmations may be provided electronically.

11.           Suitability of Investors

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, the Dealer Manager will, and in its agreements with Dealers, the Dealer Manager will require that the Dealers will, comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.  The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the distribution reinvestment plan).

12.           Submission of Orders

12.1         Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Behringer Harvard Opportunity REIT II, Inc.” The Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt.  Checks received by the Dealer Manager or Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 12.  The Dealer Manager may authorize certain Dealers which are “$250,000 broker-dealers” to instruct their customers to make their checks for Shares subscribed for payable directly to the Dealer.  In such case, the Dealer will collect the proceeds of the subscribers’ checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Behringer Harvard Opportunity REIT II, Inc.”  Checks of rejected subscribers will be promptly returned to such subscribers.  Transmittal of received investor funds will be made in accordance with the following procedures.

12.2         If a Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward the subscription documents and checks (i) by way of U.S. Mail to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, Missouri 64121-9768 (“Investment Services”) or (ii) by way overnight delivery or express mail to Investment Services, 430 West 7th Street, Kansas City, Missouri 64105-1407 by the end of the next business day following receipt of the subscription documents and the check.

12.3         If a Dealer’s internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer.  The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to Investment Services.

12.4         If requested by the Company, the Dealer Manager shall obtain, and shall cause the Dealers to obtain, from subscribers for the Shares, other documentation reasonably deemed by the Company to be required under applicable law or as may be necessary to reflect the policies of the Company.  Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company.

13.           Selected Investment Advisor Agreement

With respect to any provision of information concerning the Offering by a selected investment advisor (the “Investment Advisor”) presently registered under the Investment Advisers Act of 1940, as amended, and presently and appropriately registered in each state in which the Investment Advisor has clients, the Company and the Investment Advisor shall enter into a Selected Investment Advisor Agreement in substantially the form attached hereto as Exhibit B.

14.           Treatment Under Texas Margin Tax

Selling commissions and any reallowed dealer manager fee paid to the Dealer Manager by the Company under this Agreement, and then paid by the Dealer Manager to Dealers, are intended to be and shall be treated as “flow-through funds” as that term is used in Section 171.1011(f) and (g) of the Texas Tax Code and as “sales commissions” as that term is used in Section 171.1011(g)(1) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the amounts of selling commissions and any reallowed dealer manager fees paid by the Dealer Manager to the Dealers as “flow-through funds” for purposes of Section 171.1011(f) and (g) of the Texas Tax Code and “sales commissions” for purposes of Section 171.1011(g)(1).  The references in this paragraph to Sections of the Texas Tax Code include subsequent amendments to such Sections, and subsequent statutes with different designations that contain the same reimbursement requirements.

15.           Due Diligence

The Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to Dealers (or their agents performing due diligence) in connection with their due diligence review of the Offering.  In the event a Dealer (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates, the Company and the Dealer Manager will reasonably cooperate with such Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of the confidentiality agreement attached as Appendix A to the Selected Dealer Agreement.

16.           Notices

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below:

If to the Company:	Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer

If to the Dealer Manager:	Behringer Securities LP
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Chief Legal Officer

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us effective as of the date first above written.

Very truly yours,

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

By:
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

Accepted and agreed effective as of
the date first above written.

BEHRINGER SECURITIES LP

By:	HARVARD PROPERTY TRUST, LLC
General Partner

By:
Gerald J. Reihsen, III
Executive Vice President –
Corporate Development & Legal

[Signature page to Dealer Manager Agreement]

EXHIBIT A

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Up to $737,500,000 in Shares of Common Stock

SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Behringer Securities LP, as the dealer manager (“Dealer Manager”) for Behringer Harvard Opportunity REIT II, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (“Shares”) of the Company subject to the following terms:

I.              Dealer Manager Agreement

The Dealer Manager has entered into an agreement with the Company called the Dealer Manager Agreement dated June    , 2011, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).   The terms of the Dealer Manager Agreement relating to the Dealer are incorporated herein by reference as if set forth verbatim and capitalized terms not otherwise defined herein shall have the meanings given them in the Dealer Manager Agreement.  By your acceptance of this Selected Dealer Agreement (the “Agreement” or this “Agreement”), you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company and the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus; provided, however, that no offers or sales shall be made in connection with the Offering until 8:00 am (CST) on July     , 2011.  Nothing in this Agreement shall be deemed or construed to make Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and such other printed information furnished to Dealer by the Dealer Manager or the Company to supplement the Prospectus (“supplemental information”).

II.            Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “Behringer Harvard Opportunity REIT II, Inc.”  Any Dealer receiving a check not conforming to the instructions set forth above shall return such check directly to such subscriber not later than the end of the next business day following its receipt.  Checks received by the Dealer which conform to the instructions set forth above shall be transmitted for deposit pursuant to one of the methods in this Article II.  The Dealer Manager may authorize Dealer if Dealer is a “$250,000 broker-dealer” to instruct its customers to make its checks for Shares subscribed for payable directly to the Dealer, in which case the Dealer will collect the proceeds of the subscriber’s checks and issue a check for the aggregate amount of the subscription proceeds made payable to “Behringer Harvard Opportunity REIT II, Inc.”  Checks of rejected subscribers will be promptly returned to such subscribers.  Transmittal of received investor funds will be made in accordance with the following procedures:

(a)                                  If the Dealer conducts its internal supervisory procedures at the location where subscription documents and checks are initially received, the Dealer shall forward the subscription documents and checks (i) by way of U.S. Mail to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, Missouri 64121-9768 (“Investment Services”) or (ii) by way overnight delivery or express mail to Investment Services, 430 West 7th Street, Kansas City, Missouri 64105-1407 by the end of the next business day following receipt of the subscription documents and the check.

(b)                                 If the internal supervisory procedures are to be performed at a different location (the “Final Review Office”), the subscription documents and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the subscription documents and check by the Dealer.  The Final Review Office will, by the next business day following receipt of the subscription documents and check, forward both the subscription documents and check to Investment Services.

If requested by the Company or the Dealer Manager, the Dealer shall obtain from subscribers for the Shares, other documentation reasonably deemed by the Company or the Dealer Manager to be required under applicable law or as may be necessary to reflect the policies of the Company or the Dealer Manager.  Such documentation may include, without limitation, subscribers’ written acknowledgement and agreement to the privacy policies of the Company or the Dealer Manager.

III.           Pricing

Except for discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, Shares shall be offered to the public at the offering price of $10.00 per Share payable in cash; provided, however, that Shares shall be offered to the public pursuant to the Company’s distribution reinvestment plan for a maximum purchase price of $9.50 per Share, subject to the terms and pricing information provided in the Prospectus and the Distribution Reinvestment Plan attached thereto.  Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or Dealer Manager, a minimum initial purchase by any one person of 200 Shares ($2,000) is required, except in New York where the minimum initial purchase is 250 Shares ($2,500).  Except as otherwise indicated in the Prospectus, additional investments may be made in cash in minimal increments of at least 20 Shares.  The Shares are nonassessable.  The Dealer hereby agrees to place any order for the full purchase price.

IV.           Dealers’ Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” Section of the Prospectus, the selling commission applicable to the total public offering price of Shares sold by Dealer which it is authorized to sell hereunder is the percentage of the gross proceeds of Shares sold by it and accepted and confirmed by the Company set forth in the “Plan of Distribution” Section of the Prospectus, which commission will be paid to the Dealer Manager and reallowed to the Dealer.  The Company will not be liable or responsible to the Dealer for direct payment of commissions to the Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to the Dealer.  Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to the Dealer without incurring any liability therefor.  For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering and subscription documents and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction.  The Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.  The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable associated therewith.  In addition, as set forth in the “Plan of Distribution” Section of the Prospectus, the Dealer Manager may, pursuant to separately negotiated agreements, reallow to Dealer up to 1.5% of the gross offering proceeds to broker-dealers participating in the Offering for marketing fees and expenses, conference fees and non-itemized, non-invoiced due diligence efforts as set forth in the “Plan of Distribution” section of the Prospectus, based on such factors as the number of Shares sold by such participating Dealer, the assistance of such participating Dealer in marketing the offering of Shares, and bona fide conference fees incurred.

The Dealer Manager will pay or reimburse bona fide invoiced due diligence expenses of Dealer unless such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of gross proceeds from the Offering.

The parties hereby agree that the foregoing commission is not and will not be in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V.            Payment

Payments of selling commissions will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges and agrees that selling commissions, reallowances or other payments to Dealer will be made solely via Automated Clearing House (ACH) transfer to the account listed on the signature page to this Agreement.

VI.           Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any or no reason.  Orders not accompanied by a subscription agreement and signature page and the required check in payment for the Shares may be rejected.  Issuance and delivery of the Shares will be made only after actual receipt of payment therefor.  If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice.  In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order.

VII.          Prospectus and Supplemental Information; Teleconferences and Seminars

Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and supplemental information.  The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any supplemental information, for delivery to investors, and Dealer will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor.  Dealer Manager may rely upon Dealer to only request reasonable quantities of such materials.  Dealer will only request reasonable quantities of such materials, will be responsible for correctly placing orders of such materials, and will reimburse Dealer Manager for any costs incurred in connection with unreasonable or mistaken orders of such materials.  Dealer agrees that it will not send or give any supplemental information to that investor unless it has previously sent or given a Prospectus and all supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all supplements thereto and any amended Prospectus with such supplemental information. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public.  Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the

Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager. Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Regardless of the termination of this Agreement, Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.  On becoming a Dealer, and in offering and selling Shares, Dealer agrees to comply with all the applicable requirements under the Securities Act and the Exchange Act.  Notwithstanding the termination of this Agreement or the payment of any amount to Dealer, Dealer agrees to pay Dealer’s proportionate share of any claim, demand or liability asserted against Dealer and the other Dealers on the basis that Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

Dealer is not authorized or permitted to, and agrees that it shall not, access any information made available on Dealer Manager’s website or otherwise made available, attend any teleconferences or seminars, or participate in any other manner in any informational or promotional events or activities relating to any offering for which Dealer Manager acts as dealer manager, except for the Offering and any other offering for which Dealer has entered into a selling agreement with Dealer Manager that remains in full force and effect.

VIII.        License and Association Membership

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under Federal securities laws and regulations and the securities laws and regulations of all states where Dealer offers or sells Shares, and that it is a member in good standing of FINRA.  This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of such association, or in the case of a foreign dealer, so to conform.  Dealer agrees to notify the Dealer Manager immediately if Dealer ceases to be a member in good standing, or in the case of a foreign dealer, so to conform.  In addition, each of the Dealer Manager and Dealer hereby agrees to comply with the applicable rules of FINRA and the NASD Conduct Rules, including but not limited to Rules 2420, 2730, 2740 and 2750.

IX.           Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that Dealer has established and implemented an anti-money laundering (“AML”) compliance program and customer identification program (“AML Program”) in accordance with applicable law, including rules of the SEC, FINRA rules and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares.  In addition, Dealer represents that it has established and implemented a program (“OFAC Program”) for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) and will continue to maintain its OFAC Program during the term of this Agreement.  Upon request by the Dealer Manager at any time, Dealer hereby agrees to (a) furnish a copy of its AML Program and OFAC Program to the Dealer Manager for review, and (b) furnish a copy of the findings and any remedial actions taken in connection with Dealer’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that for the purposes of FINRA rules the investors who purchase Shares through Dealer are “customers” of Dealer and not the Dealer Manager.  Nonetheless, to the extent that the Dealer Manager deems it prudent, Dealer shall cooperate with the Dealer Manager’s auditing and monitoring of

Dealer’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s stockholders introduced to, and serviced by, Dealer (the “Customers”).  The documentation could include, among other things, copies of Dealer’s AML Program and its OFAC Program; documents maintained pursuant to Dealer’s AML Program and its OFAC Program related to the Customers; any suspicious activity reports filed related to the Customers; audits and any exception reports related to Dealer’s AML activities; and any other files maintained related to the Customers.  In the event that these documents reflect, in the opinion of the Dealer Manager, a potential violation of the Dealer Manager’s obligations in respect of its AML or OFAC requirements, Dealer will permit the Dealer Manager to further inspect relevant books and records related to the Customers and/or Dealer’s compliance with AML or OFAC requirements.  Notwithstanding the foregoing, Dealer shall not be required to provide to the Dealer Manager any documentation that, in Dealer’s reasonable judgment, would cause Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.  Dealer hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.  Dealer hereby agrees, upon request by the Dealer Manager to (A) provide an annual certification to Dealer Manager that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Dealer Manager and the Company, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

X.            Limitation of Offer

Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscriptions, including initial enrollments and increased participations in the distribution reinvestment plan) only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In offering Shares, Dealer will comply with the provisions of the applicable FINRA rules and the NASD Conduct Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C. of the NASAA REIT Guidelines.  Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and his or her signature on a subscription agreement.

XI.           Suitability Records; Subscription Documentation

Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA REIT Guidelines, including the requirement to maintain true, complete and correct records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for the period required by any applicable regulatory or self-regulatory body (currently a period of six years from the date of the sale of the Shares).  In addition to these record-keeping requirements and for the same maintenance period required with respect to Suitability Records, in connection with each subscription submitted by Dealer’s customers and to the extent permitted by law, Dealer will retain all other original and complete subscription documentation, including the subscription agreement and all supporting documentation provided to or obtained by Dealer in connection therewith.  To the extent permitted by law and at the request of Dealer Manager and/or the Company, Dealer further agrees to provide Dealer Manager and/or the Company with, at the election of such requesting party, either (a) originals of the materials retained by Dealer in accordance with the requirements described above or (b) true, complete and correct copies of all such materials.  Dealer also agrees to make such materials available to representatives of any applicable regulatory or self-regulatory body upon Dealer’s receipt of a subpoena or other appropriate document request from such regulatory or self-regulatory body.  Dealer will satisfy and/or supplement any requests made by Dealer Manager and/or the Company for such documentation or information at Dealer’s cost and expense and in accordance with procedures established by Dealer Manager in its sole discretion and which may change from time to time.

XII.         Termination; Survival

Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager.  Any party may terminate this Agreement by written notice.  Such termination shall be effective 48 hours after the mailing of such notice.  This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto. Prior to any termination of this Agreement by Dealer, Dealer shall in good faith attempt to negotiate an acceptable amendment to this Agreement to govern the relationship going forward.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by Dealer upon placing an order for sale of Shares after he has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, VIII, XI and XII through XVI of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XIII.        Privacy Laws

The Dealer Manager and Dealer (each referred to individually in this section as “party”) agree as follows:

(a)                                  Each party agrees to abide by and comply in all respects with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and applicable regulations promulgated thereunder, (ii) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”), and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)                                 Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law;

(c)                                  Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)                                 Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIV.        Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 15601 Dallas Parkway, Suite 600, Addison, Texas 75001, and to Dealer when mailed to the address specified by Dealer herein.

XV.         Attorneys’ Fees, Applicable Law, Jurisdiction and Venue

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.  This Agreement shall be construed under the laws of the State of Texas and shall take effect when signed by Dealer and countersigned by the Dealer Manager.  Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of Texas. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

XVI.                        Treatment Under Texas Margin Tax

The selling commission and any reallowed dealer manager fee payable to the Dealer by the Dealer Manager are intended to be and shall be treated as “flow-through funds” as that term is used in Section 171.1011(f) and (g) of the Texas Tax Code and as “sales commissions” as that term is used in Section 171.1011(g)(1) of the Texas Tax Code.  The terms of this Agreement shall be interpreted in a manner consistent with the characterization of the selling commission and any reallowed dealer manager fee as “flow-through funds” for purposes of Section 171.1011(f) and (g) of the Texas Tax Code and “sales commissions” for purposes of Section 171.1011(g)(1).  The references in this paragraph to Sections of the Texas Tax Code include subsequent amendments to such Sections, and subsequent statutes with different designations that contain the same reimbursement requirements.

XVII.                    Due Diligence

Pursuant to the Dealer Manager Agreement, the Company will authorize a collection of information regarding the Offering (the “Due Diligence Information”), which collection the Company may amend and supplement from time to time, to be delivered by the Dealer Manager to Dealer (or their agents performing due diligence) in connection with its due diligence review of the Offering.  In the event Dealer (or its agent performing due diligence) requests access to additional information or otherwise wishes to conduct additional due diligence regarding the Offering, the Company, the Company’s sponsor or the sponsor’s affiliates, the Company and the Dealer Manager will reasonably cooperate with Dealer to accommodate such request; provided, however, any additionally provided information will be subject to the terms of the confidentiality agreement attached as Appendix A hereto, which terms constitute part of this Agreement.  By executing this Agreement, Dealer also agrees to the terms of the confidentiality agreement attached as Appendix A hereto, which shall be enforceable by Dealer Manager at law or at equity, including the right to seek injunctive relief, against Dealer.  The parties hereto acknowledge and agree that the terms of the confidentiality agreement attached as Appendix A hereto are also intended to directly benefit the Company and Behringer Harvard Holdings, LLC, its subsidiaries and/or affiliates, its sponsored investment programs and/or their respective subsidiaries and/or affiliates, all of which are intended third-party beneficiaries of Dealer’s obligations under the confidentiality agreement attached as Appendix A hereto and each of which has the right to enforce its terms at law or at equity, including the right to seek injunctive relief, against Dealer.

XVIII.     Electronic Delivery of Information; Electronic Processing of Subscriptions

Pursuant to the Dealer Manager Agreement, the Company has agreed and assumed the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Shares all orders for purchase of Shares accepted by the Company.  In addition, the Company, the Dealer Manager and/or third parties engaged by the Company or the Dealer Manager may, from time to time, provide to Dealer copies of stockholder letters, annual reports and other communications provided to Company stockholders.  Dealer agrees that, to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided to or from the Company, the Dealer Manager, Dealer and/or their agents or customers shall be provided electronically.  To the extent that Dealer desires physical copies of such materials to be provided, it may request physical copies to be provided from the Company, Dealer Manager and/or such third parties; provided, however, that the Company, Dealer Manager and such third parties shall determine the processes and service providers needed to produce such copies and Dealer shall be required to pay the resulting costs and expenses of the production of such copies.  Such costs and expenses may be deducted from selling commissions, reallowances or other payments to Dealer pursuant to this Agreement.

With respect to Shares held through custodial accounts, Dealer agrees and acknowledges that to the extent practicable and permitted by law, all confirmations, statements, communications and other information provided from the Company, the Dealer Manager and/or their agents to Company stockholders may be provided solely to the custodian that is the registered owner of the Shares, rather than to the beneficial owners of the Shares.  In such case it shall be the responsibility of the custodian to distribute the information to the beneficial owners of Shares.

Dealer agrees and acknowledges that Dealer Manager may use an electronic platform to process subscriptions, including but not limited to the Depository Trust Company (DTC) model.  Dealer agrees to cooperate with the processing of subscriptions through such an electronic platform.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

THE DEALER MANAGER:

BEHRINGER SECURITIES LP

By:	HARVARD PROPERTY TRUST, LLC
General Partner

By:
Gerald J. Reihsen III,
Executive Vice President – Corporate
Development & Legal

[Signature page to Selected Dealer Agreement]

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth.  We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Dealer:

Name:

Type of entity:
(corporation, partnership, proprietorship, etc.)

Organized in the State of:

Licensed as broker-dealer in the following States:

Tax I.D. #:

2. Person to receive notice pursuant to Section XIII:

Name:

Company:

Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

3. Account to which payments to Dealer will be made via Automated Clearing House (ACH) transfer:

Name of Financial Institution:

Name of Account Holder:

Routing Number:

Account Number:

[Signature page to Selected Dealer Agreement]

Appendix A to Form of Selected Dealer Agreement

Dealer Confidentiality Agreement

Behringer Harvard Holdings, LLC, its subsidiaries and/or affiliates, its sponsored investment programs and/or their respective subsidiaries and/or affiliates (collectively, “Behringer”), which group includes but is not limited to Behringer Securities LP, may disclose Confidential Information (as defined below) to Dealer and/or its affiliates or Representatives (as defined below), in connection with their due diligence efforts in respect of one or more offerings of securities sponsored by Behringer (the “Offerings”).  This Appendix A constitutes part of the Selected Dealer Agreement between Dealer Manager and Dealer (the “Selected Dealer Agreement”) and sets forth the agreement and understating among the Dealer Manager, Dealer and Behringer with respect to the disclosure of Confidential Information.

1.             General.  As a condition to receiving such Confidential Information, Dealer hereby agrees that it and its Representatives will: (i) treat all such Confidential Information as confidential, (ii) use at least the same degree of care to avoid disclosure of such Confidential Information as such party uses with respect to its own confidential information of like importance, (iii) treat all such Confidential Information in accordance with the provisions of this Appendix A and (iv) take or abstain from taking certain other actions hereinafter set forth.  The Dealer shall only make the Confidential Information available to its Representatives in connection with their due diligence efforts in respect of the Offerings.

Prior to the receipt of any Confidential Information, each Representative shall have been made aware of and have agreed to be bound by the terms set forth in this Appendix A or have entered into a separately-negotiated confidentiality agreement with Behringer.  Except as otherwise expressly provided herein, neither the Dealer nor any of its Representatives shall disseminate Confidential Information without Behringer’s prior written consent.  The Dealer may, without Behringer’s prior written consent, communicate Confidential Information to any other broker-dealer that has entered into a separately-negotiated confidentiality agreement with Behringer, or that otherwise already has access to, or knowledge, of such Confidential Information; provided, that, such access or knowledge is not as a result of a breach or other violation of this Appendix A, or other confidentiality agreement with, or other obligation of secrecy to, Behringer.  Any such Confidential Information disseminated to a broker-dealer pursuant to the immediately preceding sentence shall remain confidential notwithstanding any such communication to another broker-dealer.

(a)           For purposes of this Appendix A, the term “Dealer” shall also include any entity that controls, directly or indirectly, the Dealer, or any broker-dealer under common control of such Dealer.

(b)           For purposes of this Appendix A, the term “Representative” means any officer, director, manager, employee, owner, member, partner, representative, agent, consultant, due diligence provider, accountant, attorney or financial advisor of a party.

(c)           For purposes of this Appendix A, the term “affiliate” has the meaning ascribed such term under the Securities Exchange Act of 1934, as amended.

2.             Confidential Information.  For purposes hereof, “Confidential Information” means all information concerning the business, financial condition, operations, prospects, assets and liabilities of Behringer that Behringer believes is either confidential, proprietary or otherwise not generally available to the public, whether prepared by Behringer, its advisors or otherwise and which is furnished to Dealer or any of its Representatives in writing, orally or by any other means in connection with the Offerings, and includes all analyses, notes, compilations, studies or other documents, records or data prepared by Dealer or its Representatives which contain, reflect or are generated from, such information.  However, Confidential Information shall not include information that: (A) is generally available to the public other than as a result of a disclosure by the Dealer or its Representatives in breach of this Appendix A; (B) is known to the Dealer or its

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Representatives prior to the date of the Selected Dealer Agreement; provided, that, such information is not known by the Dealer or its Representatives to be subject to another confidentiality agreement with, or other obligation of secrecy to Behringer; (C) is independently disclosed to the Dealer or its Representatives by a third-party which the Dealer or its Representative reasonably believes has a bona fide right to do so without violating any obligation of confidentiality or (D) is developed by the Dealer or any of its Representatives completely independent of any information disclosed to the Dealer or any of its Representatives in connection with their due diligence review.

3.             Legally Required Disclosures.  In the event that the Dealer or any of its Representatives is requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) by any court or governmental agency or authority or other supervisory body, or by application of law, regulation or legal or regulatory process to disclose any of the Confidential Information, the Dealer shall: (A) provide Behringer with prompt written notice of any such request or requirement so that Behringer may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Appendix A, (B) if the Dealer or any of its Representatives is required based upon the advice of their respective legal counsel, to disclose Confidential Information, the Dealer or such Representative may, without liability hereunder, disclose only that portion of the Confidential Information which such legal counsel advises is legally required to be disclosed; provided, that, the Dealer or such Representative exercises reasonable efforts to otherwise preserve the confidentiality of the Confidential Information and (C) upon reasonable notice, the Dealer and its Representatives will cooperate with Behringer in obtaining a protective order or other appropriate remedy reasonably limiting disclosure to appropriate parties relating to the applicable proceeding; provided, that, the foregoing (i) shall not require the Dealer or its Representatives to delay production of any Confidential Information and (ii) shall apply only to the extent that Behringer bears all costs and expenses of such cooperation, including, but not limited to, payment to the Dealer or its Representative, as applicable, for time expended by its staff relating to any such efforts at its then current billing rates and reimbursement of all reasonable attorney’s fees and costs of legal counsel associated therewith.  Neither the Dealer nor any of its Representatives is required to take any action pursuant to clause (C) of the immediately preceding sentence without reasonable assurances from Behringer that such payment and reimbursement will be provided.

4.             Ownership of Confidential Information.  Confidential Information shall remain the property of Behringer and all applicable rights in patents, copyrights, trade secrets and similar intellectual property rights embodied in the Confidential Information shall remain in Behringer.

5.             Return of Confidential Information.  Dealer agrees promptly upon Behringer’s written request to return all written material and destroy all material held by Dealer or any of its Representatives in electronic form containing Confidential Information, including copies or printouts thereof, submitted to Dealer or its Representatives or prepared by Dealer or its Representatives based upon such Confidential Information.  Notwithstanding the return or destruction of Confidential Information, Dealer and its Representatives will continue to hold in confidence all Confidential Information and be bound by their respective obligations under the terms of this Appendix A.

6.             Remedies.  Each party agrees that the obligations hereunder are necessary and reasonable in order to protect Behringer and its business, and expressly agrees that monetary damages would not be a sufficient remedy for any violation of the terms of this Appendix A and, accordingly, Behringer shall be entitled to seek equitable relief, including, but not limited to, specific performance and injunctive relief as remedies for any violation.  Such remedies shall not be deemed to be exclusive remedies for a violation of the terms of this Appendix A, but shall be in addition to all other remedies available to Behringer at law or equity.  The Dealer agrees that neither it nor any of its Representatives will raise the defense of an adequate remedy at law in any action seeking equitable relief.  The Dealer shall indemnify and hold harmless Behringer from and against all liabilities, obligations, claims, damages, penalties, causes of action costs and expenses (including reasonable attorneys’ fees and expenses actually incurred) imposed upon or incurred by or asserted against Behringer by reason of a violation of the terms of this Appendix A by the Dealer or any of its Representatives.

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7.             Waiver.  No delay or failure in exercising any rights hereunder shall be construed to be a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right hereunder.

8.             Governing Law.  THIS APPENDIX A SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.  EACH OF THE PARTIES HEREBY AGREE AND SUBMIT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF TEXAS FOR THE RESOLUTION OF ANY DISPUTE THAT MAY ARISE UNDER THIS APPENDIX A, AND THAT THE STATE AND FEDERAL COURTS LOCATED WITHIN THE STATE OF TEXAS HAVE EXCLUSIVE JURISDICTION FOR ANY SUCH DISPUTES.  EACH OF THE PARTIES HEREBY AGREE AND IRREVOCABLY CONSENT TO VENUE IN DALLAS COUNTY, TEXAS FOR THE RESOLUTION OF ANY SUCH DISPUTE.

9.             Severability.  If for any reason any provision of this Appendix A shall be declared void or invalid, such declaration shall not affect the validity of the remainder of this Appendix A which shall remain in full force and effect as if executed with the void or invalid provision eliminated.

10.           Binding Agreement.  This Appendix A shall be binding upon, and shall inure to the benefit of Behringer, the Dealer and their respective successors in interest.

11.           Non-Assignment.  This Appendix A, and the rights and obligations hereby created, may not be assigned by either Behringer or the Dealer without the express written consent of the other party hereto, said consent not to be unreasonably withheld.

12.           Entire Agreement.  This Appendix A constitutes the entire agreement and supersedes and replaces any prior or existing agreement relating to treatment of Confidential Information relating to Behringer and the Offerings.

13.           Captions.  The captions contained in this Appendix A are for convenience only, form no part of this Appendix A and shall not in any manner amplify, limit, modify or otherwise affect the interpretation of this Appendix A.

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AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:
Signature

Name:

Title:

[Signature page to Selected Dealer Confidentiality Agreement]

EXHIBIT B

SELECTED INVESTMENT ADVISOR AGREEMENT

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

THIS SELECTED INVESTMENT ADVISOR AGREEMENT (the “Agreement”) is made and entered into as of the day indicated on Exhibit A attached hereto and by this reference incorporated herein, between Behringer Harvard Opportunity REIT II, Inc., a Maryland corporation (the “Company”), and the selected investment advisor (the “Investment Advisor”) identified in Exhibit A hereto.

WHEREAS, the Company is offering up to $737,500,000  in shares of its common stock (the “Shares”) to the general public, pursuant to a public offering (the “Offering”) of 75,000,000 Shares pursuant to a Prospectus (as defined below) filed with the Securities and Exchange Commission (the “SEC”), 25,000,000 of which Shares (subject to the Company’s right to reallocate such Share amount as described in the Prospectus) are being offered at a maximum purchase price of $9.50 per Share pursuant to the Company’s distribution reinvestment plan (the “DRIP”);

WHEREAS, the Investment Advisor is an entity, as designated in Exhibit A hereto, organized and presently in good standing in the state or states designated in Exhibit A hereto, presently registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and presently registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the Investment Advisor has clients, or exempt from such registration requirements;

WHEREAS, the Company has a currently effective registration statement on Form S-11, including a final prospectus, for the registration of the Shares under the Securities Act of 1933, as amended (such registration statement, as it may be amended, and the prospectus and exhibits on file with the SEC, as well as any post-effective amendments or supplements to such registration statement or prospectus after the effective date of the registration statement, being herein respectively referred to as the “Registration Statement” and the “Prospectus”);

WHEREAS, the offer and sale of the Shares shall be made pursuant to the terms and conditions of the Registration Statement and the Prospectus and, further, pursuant to the terms and conditions of all applicable federal securities laws and the applicable securities laws of all states in which the Shares are offered and sold; and

WHEREAS, the Company desires to give the clients of the Investment Advisor the opportunity to purchase the Shares, and the Investment Advisor is willing and desires to provide its clients with information concerning the Shares and the procedures for subscribing for the Shares upon the following terms and conditions.

NOW, THEREFORE, in consideration of the premises and terms and conditions thereof, it is agreed between the Company and the Investment Advisor as follows.

1.             Purchase of Shares.

(a)                                  Subject to the terms and conditions herein set forth, the Company hereby makes available for purchase by the clients of the Investment Advisor a portion of the Shares described in the Registration Statement.  The Investment Advisor hereby covenants, warrants and agrees that, in regard to any purchase of the Shares by its clients, it will comply with all of the terms and conditions of the Registration Statement and the Prospectus, all applicable state and federal laws, including the Securities Act of 1933, as amended, the Investment Advisers Act of 1940, as amended, and any and all regulations and rules pertaining thereto, heretofore or hereafter issued by the SEC.  Neither the Investment Advisor nor any other person shall have any authority to give any information or make any representations in connection with the Shares other than as contained in the Registration Statement and Prospectus, as amended and supplemented, and as is otherwise expressly authorized in writing by the Company.

(b)                                 Clients of the Investment Advisor may, following receipt of written notice by the Investment Advisor from the Company of the effective date of the Registration Statement, purchase the Shares according to all such terms as are contained in the Registration Statement and the Prospectus; provided, however, that the Investment Advisor shall not make any offers or sales in connection with the Offering until 8:00 am (CST) on July   , 2011.  The Investment Advisor shall comply with all requirements set forth in the Registration Statement and the Prospectus.  The Investment Advisor shall use and distribute, in connection with the Shares, only the Prospectus and, if necessary, any separate prospectus relating solely to the DRIP, and such sales literature and advertising materials that shall conform in all respects to any restrictions of local law and the applicable requirements of the Securities Act of 1933, as amended, and that has been approved in writing by the Company.  The Company reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement and the Prospectus, and the Investment Advisor shall comply with all such additional procedures to the extent that it has received written notice thereof.

(c)                                  Subscriptions will be executed as described in the Registration Statement or as directed by the Company.  Each Investment Advisor receiving a subscriber’s check will deliver such check to Investment Services or as otherwise directed by the Company or Behringer Securities LP (the “Dealer Manager”), as applicable, no later than the close of business of the first business day after receipt of the subscription documents by the Investment Advisor.   The Company, in its discretion, may designate alternative payment instructions and an alternative location where monies received for purchase of any of the Shares shall be forwarded by the Investment Advisor.

(d)                                 During the full term of this Agreement, the Company shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the performance of the Investment Advisor under this Agreement.

(e)                                  The Shares may be purchased by clients of the Investment Advisor only where the Shares may be legally offered and sold, only by such persons in such states who shall be legally qualified to purchase the Shares, and only by such persons in such states in which the Investment Advisor is registered as an investment advisor or exempt from any applicable registration requirements.

(f)                                    The Investment Advisor shall have no obligation under this Agreement to advise, or recommend to, its clients to purchase any of the Shares.

(g)                                 The Investment Advisor will use every reasonable effort to assure that Shares are purchased only by investors who:

(1)                      meet the investor suitability standards, including the minimum income and net worth standards established by the Company and set forth in the Prospectus, and minimum purchase requirements set forth in the Prospectus;

(2)                      can reasonably benefit from an investment in the Company based on each prospective investor’s overall investment objectives and portfolio structure;

(3)                      are able to bear the economic risk of the investment based on each prospective investor’s overall financial situation;

(4)                      have received the Prospectus five business days before making the investment and has apparent understanding of: (a) the features of an investment in the Shares; (b) fundamental risks of the investment; (c) the risk that the prospective investor may lose the entire investment; (d) the lack of liquidity of the Shares; (e) the restrictions on transferability of the Shares; (f) the background and qualifications of the employees and agents of Behringer Harvard Opportunity Advisors II, LLC, the advisor to the Company; and (g) the tax consequences of an investment in the Shares; and

(5)                      the Investment Advisor will make the determinations required to be made by it pursuant to subparagraph (g) based on information it has obtained from each prospective investor, including, at a minimum, but not limited to, the prospective investor’s age, investment objectives, investment experience, income, net worth, financial situation and review and analysis of the prospective investor’s investment portfolio, as well as any other pertinent factors deemed by the Investment Advisor to be relevant.

(h)                                 In addition to complying with the provisions of subparagraph (g) above, and not in limitation of any other obligations of the Investment Advisor to determine suitability imposed by state or federal law, the Investment Advisor agrees that it will comply fully with the following provisions:

(1)                      The Investment Advisor shall have reasonable grounds to believe, based upon information provided by the investor concerning his or her investment objectives, other investments, financial situation and needs, and upon any other information known by the Investment Advisor, that (A) each client of the Investment Advisor that purchases Shares is or will be in a financial position appropriate to enable him or her to realize to a significant extent the benefits (including tax benefits) of an investment in the Shares, (B) each client of the Investment Advisor that purchases Shares has a fair market net worth sufficient to sustain the risks inherent in an investment in the Shares (including potential loss and lack of liquidity), and (C) the Shares otherwise are or will be a suitable investment for each client of the Investment Advisor that purchases Shares, and the Investment Advisor shall maintain files disclosing the basis upon which the determination of suitability was made;

(2)                      The Investment Advisor shall not execute any transaction involving the purchase of Shares in a discretionary account without prior written approval of the transactions by the investor;

(3)                      The Investment Advisor shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Shares;

(4)                      In making the determination set forth in subparagraph (3) above, the Investment Advisor shall evaluate items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, appraisals, as well as any other information deemed pertinent by it;

(5)                      The Investment Advisor shall inform each prospective investor of all pertinent facts relating to the liquidity and marketability of the Shares; and

(6)                      Shares offered by the Investment Advisor hereunder shall only be offered to investors who have engaged the Investment Advisor as an investment advisor and who have agreed to pay the Investment Advisor a fee for investment advisory services.  If requested, the Investment Advisor shall certify to the Company that each investor has met the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and that the investment in Shares is a suitable and appropriate investment for the investor.  The Investment Advisor will only make offers to investors in the states in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required.  In participating in the offering of Shares, the Investment Advisor will comply with applicable rules and regulations relating to the determination of suitability of investors, including without limitation, the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc.  In order to evidence this suitability determination, the Investment Advisor agrees, if requested by the Company, to execute and deliver to the Company an RIA Certificate of Client Suitability in such form as the Company may require for each client of the Investment Advisor who purchases Shares.

(i)                                     The Investment Advisor agrees to retain in its files, for a period of at least six years, information that will establish that each purchaser of Shares falls within the permitted class of investors and shall make such files available to the Dealer Manager and the Company during such time period upon their reasonable request.

(j)                                     The Investment Advisor either (1) shall not purchase shares for its own account or (2) shall hold for investment any Shares purchased for its own account.

(k)                                  The Investment Advisor hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.

(l)                                     The Investment Advisor shall deliver a copy of Section 260.141.11 of the California Corporate Securities Law of 1968 to each client of the Investment Advisor that purchases Shares and resides in California.

(m)                               A sale of Shares shall be deemed to be completed only after the Company receives a properly completed subscription agreement for Shares from the Investment Advisor evidencing the fact that the investor had received a final Prospectus at least five full business days prior to the completion date, together with payment of the full purchase price of each purchased Share from a buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.

(n)                                 Clients of an Investment Advisor who have been advised by such Investment Advisor on an ongoing basis regarding investments other than in the Company, and who are not being charged by such Investment Advisor, through the payment of commissions or otherwise, direct transaction based fees in connection with the purchase of the Shares, may reduce the amount of selling commissions payable with respect to the purchase of their shares down to zero.

2.             Compensation to Investment Advisor.

The Company shall pay no fees, commissions or other compensation to the Investment Advisor.

3.             Association of the Company with Other Advisors and Dealers.

It is expressly understood between the Company and the Investment Advisor that the Company may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or with other investment advisors registered under the Investment Advisers Act of 1940, as amended. Such broker-dealers and investment advisors may enter into agreements with the Company on terms and conditions identical or similar to this Agreement and shall receive such rates of commission or other fees as are agreed to between the Company and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.

The Investment Advisor acknowledges and represents that this Agreement applies only to transactions with clients of investment adviser representatives (“IARs”) who are not registered with a broker-dealer.  Sales to clients of IARs affiliated with a broker-dealer (“IARs affiliated with a dealer”) will be governed by the terms of their broker-dealer’s selected dealer agreement with the Dealer Manager.  In addition, the stipulations of this paragraph apply to any IARs affiliated with a dealer who become future employees of the Investment Advisor as well as any IARs currently employed by the Investment Advisor who become IARs affiliated with a dealer in the future.

4.             Conditions of the Investment Advisor’s Obligations.

The Investment Advisor’s obligations hereunder are subject, during the full term of this Agreement and the Offering, to (a) the performance by the Company of its obligations hereunder and compliance by the Company with the covenants set forth in Section 7 hereof; and (b) the conditions that: (1) the Registration Statement shall become and remain effective; and (2) no stop order shall have been issued suspending the effectiveness of the Offering.

5.             Conditions to the Company’s Obligations.

The obligations of the Company hereunder are subject, during the full term of this Agreement and the Offering, to the conditions that: (a) at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Shares remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Shares; (b) no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Shares shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and (c) the Investment Advisor shall have satisfactorily performed all of its obligations hereunder and complied with the covenants set forth in Section 6 hereof.

6.             Covenants of the Investment Advisor.

The Investment Advisor covenants, warrants and represents, during the full term of this Agreement, that:

(a)                                  The Investment Advisor is registered as an investment advisor under the Investment Advisers Act of 1940, as amended, and registered or licensed as an investment advisor by the appropriate regulatory agency of each state in which the advisor has clients, or exempt from such registration requirements.

(b)                                 Neither the Investment Advisor nor any person associated with the Investment Advisor is registered as a broker-dealer or registered representative with FINRA.

(c)                                  The Investment Advisor shall comply with all applicable federal and state securities laws, including, without limitation, the disclosure requirements of the Investment Advisers Act of 1940, as amended, and the provisions thereof requiring disclosure of the existence of this Agreement and the compensation to be paid to the Investment Advisor hereunder.

(d)                                 The Investment Advisor shall maintain the records required by Section 204 of the Investment Advisers Act of 1940, as amended, and Rule 204-2 thereunder in the form and for the periods required thereby.

(e)                                  The Investment Advisor’s acceptance of this Agreement constitutes a representation to the Company and its agents that the Investment Advisor has established and implemented an anti-

money laundering (“AML”) compliance program and customer identification program (“AML Program”) in accordance with applicable law, including applicable rules of the SEC and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the Money Laundering Abatement Act (collectively, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Shares.  In addition, the Investment Advisor represents that it has established and implemented a program (“OFAC Program”) for compliance with Executive Order 13224 and all regulations and programs administered by the Treasury Department’s Office of Foreign Assets Control (“OFAC”) and will continue to maintain its OFAC Program during the term of this Agreement.  Upon request by the Company or the Dealer Manager at any time, the Investment Advisor hereby agrees to (a) furnish a copy of its AML Program and OFAC Program to the Company or the Dealer Manager for review and (b) furnish a copy of the findings and any remedial actions taken in connection with the Investment Advisor’s most recent independent testing of its AML Program and/or its OFAC Program.

The parties acknowledge that the investors who purchase Shares through the Investment Advisor are “customers” of the Investment Advisor.  Nonetheless, to the extent that the Company or its agent deems it prudent, the Investment Advisor shall cooperate with the Company or its agent with respect to auditing and monitoring of the Investment Advisor’s AML Program and its OFAC Program by providing, upon request, information, records, data and exception reports, related to the Company’s stockholders introduced to, and serviced by, the Investment Advisor (the “Customers”).  These documentation could include, among other things, copies of the Investment Advisor’s AML Program and its OFAC Program; documents maintained pursuant to the Investment Advisor’s AML Program and its OFAC Program related to the Customers; any suspicious activity reports filed related to the Customers; audits and any exception reports related to the Investment Advisor’s AML activities; and any other files maintained related to the Customers.  In the event that such documents reflect, in the opinion of the Company or the Dealer Manager, a potential violation of their respective obligations, if any, in respect of its AML or OFAC requirements, the Investment Advisor will permit the Company or its agent to further inspect relevant books and records related to the Customers and/or the Investment Advisor’s compliance with AML or OFAC requirements.  Notwithstanding the foregoing, the Investment Advisor shall not be required to provide any documentation that, in the Investment Advisor’s reasonable judgment, would cause the Investment Advisor to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.  The Investment Advisor hereby represents that it is currently in compliance with all AML Rules and all OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.  The Investment Advisor hereby agrees, upon request to (A) provide an annual certification that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act; and (B) perform and carry out, on behalf of both the Company and its agent, the Customer Identification Program requirements in accordance with Section 326 of the USA PATRIOT Act and applicable SEC and Treasury Department Rules thereunder.

7.             Covenants of the Company.

The Company covenants, warrants and represents, during the full term of this Agreement, that:

(a)                                  It shall use its best efforts to maintain the effectiveness of the Registration Statement and to file such applications or amendments to the Registration Statement as may be reasonably necessary for that purpose.

(b)                                 It shall promptly inform the Investment Advisor whenever and as soon as it receives or learns of any order issued by the SEC, any state regulatory agency or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Shares, or receives notice of any proceedings regarding any such order.

(c)                                  It shall use its best efforts to prevent the issuance of any order described herein at subparagraph (b) hereof and to obtain the lifting of any such order if issued.

(d)                                 It shall give the Investment Advisor written notice when the Registration Statement becomes effective and shall deliver to the Investment Advisor such number of copies of the Prospectus, and any supplements and amendments thereto, which are finally approved by the SEC, as the Investment Advisor may reasonably request for sale of the Shares.

(e)                                  It shall promptly notify the Investment Advisor of any post-effective amendments or supplements to the Registration Statement or Prospectus, and shall furnish the Investment Advisor with copies of any revised Prospectus and/or supplements and amendments to the Prospectus and/or any prospectus relating solely to the DRIP.

(f)                                    It shall keep the Investment Advisor fully informed of any material development to which the Company is a party or which concerns the business and condition of the Company.

(g)                                 It shall use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification of the Shares for offering and sale under the securities laws of such states as the Company shall elect.

8.             Payment of Costs and Expenses.

The Investment Advisor shall pay all costs and expenses incident to the performance of its obligations under this Agreement.

9.             Indemnification.

(a)                                  The Investment Advisor agrees to indemnify, defend and hold harmless the Company, its affiliates and their or its officers, directors, trustees, employees and agents, against all losses, claims, demands, liabilities and expenses, joint or several, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, its affiliates and their or its officers, directors, trustees, employees or agents, which they or any of them may incur arising out of (1) the offer or sale (as such term is defined in the Securities Act of 1933, as amended) by the Investment Advisor, or any person acting on its behalf, of any Shares pursuant to this Agreement, if such loss, claim, demand, liability, or expense arises out of or is based upon an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement, omission, or alleged omission by the Investment Advisor which is also, as the case may be, contained in or omitted from the Prospectus or the Registration Statement and which statement or omission was not based on information supplied to the Company by such Investment Advisor; (2) the breach by the Investment Advisor, or any person acting on its behalf, of any of the terms and conditions of this Agreement; (3) the negligence, malpractice or malfeasance of the Investment Advisor; (4) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Investment Advisor or

Investment Advisor’s representatives or agents; or (5) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001, and will reimburse the Company and any such officers, directors, trustees, employees and agents, in connection with investigating or defending any such loss, claim, damage, liability or action.  This indemnity provision shall survive the termination of this Agreement.

(b)                                 The Company agrees to indemnify, defend and hold harmless the Investment Advisor, its officers, directors, employees and agents, against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, which they or any of them may incur, including, but not limited to, alleged violations of the Securities Act of 1933, as amended, but only to the extent that such losses, claims, demands, liabilities and expenses shall arise out of or be based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the “Blue Sky applications”), or (2) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, alleged untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company, or any officer of the Company by such Investment Advisor; provided in each case that such claims or liabilities did not arise from Investment Advisor’s own negligence, malpractice or malfeasance.  This indemnity provision shall survive the termination of this Agreement.

(c)                                  No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities that it may have to the indemnified party against whom action is brought other than on account of its indemnity agreement contained in subparagraphs (a) and (b) above.  In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim.  If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be satisfactory to such indemnified party and all other indemnified parties who are defendants in such action; and after notice from the indemnifying party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under subparagraphs (a) and (b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than for the reasonable costs of investigation.

10.           Term of Agreement.

This Agreement shall become effective on the date on which this Agreement is executed by the Company and the Investment Advisor.  The Investment Advisor and the Company may each prevent this Agreement from becoming effective, without liability to the other, by written notice before the time this Agreement otherwise would become effective.  After this Agreement becomes effective, either party may terminate it at any time for any reason by giving 30 days’ written notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of any of the following events: (a) the Registration Statement for offer and sale of the Shares shall cease to be effective; (b) the Offering shall be terminated; or (c) the Investment Advisor’s license or registration to act as an investment advisor shall be revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within 10 days from the date of such occurrence.  In any event, this Agreement shall be deemed suspended during any period for which such license is revoked or suspended.

11. Privacy Laws

The Company and Investment Advisor (each referred to individually in this section as “party”) agree as follows:

(a)                                Each party agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)                                 Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures, except to service providers (when necessary and as permitted under the GLB Act) or as otherwise required by applicable law;

(c)                                  Except as expressly permitted under the FCRA, each party shall not disclose any information that would be considered a “consumer report” under the FCRA; and

(d)                                 Investment Advisor shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party expects to use or disclose nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party must first consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

12.           Notices.

All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered when deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below.

If to the Company:	Behringer Harvard Opportunity REIT II, Inc.
15601 Dallas Parkway
Suite 600
Addison, Texas 75001
Attention: Executive Vice President and Secretary

If sent to the Investment Advisor:	to the person whose name and address
are identified in Exhibit A hereto.

13.           Successors.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned or transferred by the Investment Advisor by operation of law or otherwise.

14.           Miscellaneous.

(a)                                  This Agreement shall be construed in accordance with the applicable laws of the State of Texas.

(b)                                 Nothing in this Agreement shall constitute the Investment Advisor as in association with or in partnership with the Company.

(c)                                  This Agreement, including Exhibit A hereto, embodies the entire understanding, between the parties to the Agreement, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless it is in writing and signed by both parties hereto.

(d)                                 If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.

(e)                                  This Agreement may be executed in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.

(f)                                    In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees.

(g)                                 Venue for any action (including arbitration) brought hereunder shall lie exclusively in Dallas, Texas.

(h)                                 Jurisdiction for any cause of action arising under this Agreement shall lie exclusively with courts located in the State of Texas.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATE
AND YEAR INDICATED ON EXHIBIT A HERETO.

SELECTED INVESTMENT ADVISOR	COMPANY

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.
(Name of Investment Advisor)

By:
By:
Print Name:
Title:	Print Name:
Title:

Witness
Witness

[Signature page to Selected Investment Advisor Agreement]]

EXHIBIT A
TO
FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT
OF
BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

This Exhibit A is attached to and made a part of that certain Selected Investment Advisor Agreement, dated as of the         day of                                     , 20     , by and between Behringer Harvard Opportunity REIT II, Inc., (the “Company”) and                                          (the “Advisor”).

1.	Date of Agreement: , 20

2.	Identity of Advisor:

Name:

Type of Entity:

State Organized in:

Qualified to Do Business and in Good Standing in:

Registered as an Investment Advisor in the Following States:

3.	Name and Address for Notice Purposes:

Name:

Title:

Company:

Address:

City, State and Zip Code:

Telephone Number (including area code):

4.	Please complete the following for our records:

(a) How many registered investment advisors are with your firm?

(Please enclose a current list.)

(b) Does your firm publish a newsletter? ☐ Yes ☐ No

What is/are the frequency of the publication(s)? ☐ Weekly ☐ Monthly ☐ Quarterly

☐ Bi-weekly ☐ Bi-monthly ☐ Other (please specify)

PLEASE PLACE BEHRINGER HARVARD OPPORTUNITY REIT II, INC. ON YOUR MAILING
LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

A-1

(c)	Does your firm have regular internal mailings, or bulk package mailings to its registered investment advisors? ☐ Yes ☐ No

PLEASE PLACE BEHRINGER HARVARD OPPORTUNITY REIT II, INC. ON YOUR MAILING LIST AND PROVIDE A SAMPLE OF THE PUBLICATION IF AVAILABLE.

(d)	Does your firm have a computerized electronic mail (E-Mail) system for your registered investment advisors? ☐ Yes ☐ No

If so, please provide e-mail address:

(e)	Website address:

Person responsible:

A-2